Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 11, 2024, with respect to the consolidated financial statements and internal control over financial reporting of Assertio Holdings, Inc. included in the Annual Report on Form 10K for the year ended December 31, 2023, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement.

/s/ GRANT THORNTON LLP

Chicago, Illinois

May 29, 2024